Exhibit 10.1

SECURED PROMISSORY NOTE

$3,097,488.40	September 24, 2026

FOR VALUE RECEIVED, and upon the terms and conditions set forth herein, ALTRUIS BENEFIT MANAGEMENT, LLC, a Delaware limited liability company with an address at 2165 E. Spring Street, Long Beach, California 90806 (“Company”), and TRENT D. BRYSON, an individual with an address at 5436 E The Toledo, Long Beach, California 90803 (“Bryson”, and together with Company, jointly and severally, “Borrower”), promise to pay to ALTRUIS BENEFIT CONSULTANTS, INC., a Michigan corporation, or order (“Lender”), at 300 Boulevard of the Americas, Suite 105, Lakewood, New Jersey 08701, or at such other place as Lender may designate in writing, the principal sum of THREE MILLION NINETY-SEVEN THOUSAND FOUR HUNDRED EIGHTY-EIGHT AND 40/100 DOLLARS ($3,097,488.40), in lawful money of the United States of America, to be paid in accordance with the terms of this Secured Promissory Note (this “Note”).

1. Purchase Agreement. This Note evidences the balance of the Closing Date Payment remaining after the Initial Payment under the Asset Purchase Agreement dated as of September 23, 2026 between Company, as buyer, and Lender, as seller, as amended by the Closing Funding Letter Agreement of even date among Company, Lender and Reliance Global Group, Inc. (the “Letter Agreement”; the Asset Purchase Agreement as so amended, the “Purchase Agreement”). The principal of this Note is Purchase Price. It is not Subordinated Debt, and is not subject to any payment restriction or lien limitation, under any subordination, intercreditor or similar agreement between Lender and any lender to Company, including any agreement with Skyline Investors I, LP, whether signed before, on or after the date of this Note. Capitalized terms used and not defined in this Note have the meanings given in the Purchase Agreement.

2. Interest. This Note shall not bear interest through the Maturity Date. From and after the Maturity Date (whether or not accelerated) or the occurrence of an Event of Default, all unpaid principal and other amounts owing under this Note shall bear interest until paid in full at the lesser of twenty-four percent (24%) per annum and the maximum rate permitted by applicable law (the “Default Rate”), computed on the basis of a 365-day year and the actual number of days elapsed. Any amount not paid within two (2) Business Days after its due date shall also bear a late charge of five percent (5%) of the overdue amount, which is payable in addition to the Default Rate, is not interest, and is not credited against any other amount owing.

3. Payment Terms.

(a) Maturity. The entire outstanding principal balance, together with all other sums due under this Note, shall be due and payable in full on or before September 30, 2026 (the “Maturity Date”), without notice or demand. The Maturity Date shall not be extended except by a writing signed by Lender.

(b) Prepayment; Source of Payment. Borrower may prepay this Note in whole or in part at any time without penalty or premium. Payment may be made by any Borrower, or by any lender, bank or other person on behalf of any Borrower, including by wire of loan proceeds or by a draw or payment under a letter of credit, in each case directly to Lender. The Obligations are satisfied only upon Lender’s receipt of immediately available funds in the full amount stated in Lender’s payoff letter, and Lender shall reasonably cooperate with the documentation customarily required by any such lender or issuing bank.

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(c) Mandatory Prepayment. Borrower shall prepay this Note, immediately upon receipt, with (i) the proceeds of any loan, advance or other extension of credit to Company, including any advance under any loan agreement with Skyline Investors I, LP, and of any loan or letter of credit obtained by Bryson to fund any part of the Purchase Price, (ii) the proceeds of any equity contribution to Company, and (iii) the proceeds of any sale or other disposition of any Collateral outside the ordinary course of business, in each case until this Note is paid in full. On request, Lender shall deliver a payoff letter stating the amount required to pay the Obligations in full and authorizing termination of Lender’s security interests upon receipt of that amount, and any lender, bank or other person may fund that amount directly to Lender.

(d) Manner of Payment. All payments shall be made by wire transfer of immediately available funds to the account designated for Lender in the Closing Flow of Funds Statement, or to such other account as Lender designates in writing, free and clear of and without deduction for any tax, and without setoff, counterclaim, recoupment or deduction of any kind, including under Section 2.6 or Section 2.10 of the Purchase Agreement. Payments shall be applied first to costs and expenses owing under this Note, then to late charges, then to interest, and then to principal, or after an Event of Default in such order as Lender determines.

4. Collateral. As security for the full and punctual payment and performance of all obligations of Borrower under this Note and the Letter Agreement (the “Obligations”):

(a) Company Assets. Company hereby grants to Lender a continuing security interest in and lien on all of Company’s assets and property, wherever located, whether now owned or hereafter acquired or arising, including all revenues of the Business and all rights to receive them; all Purchased Assets; all Assigned Contracts, carrier and producer agreements, appointments, books of business and commission rights; all accounts, commission receivables, payment intangibles and other rights to payment; all general intangibles, including all Intellectual Property Assets, the domain name altruisbenefit.com, customer and client lists and goodwill; all books and records; all deposit accounts and all funds in them; all goods, equipment, furniture and inventory; all investment property, instruments, chattel paper, documents, letter of credit rights and supporting obligations; all commercial tort claims; all insurance policies and proceeds; and all proceeds, products, substitutions and replacements of any of the foregoing.

(b) Pledge of Membership Interests. Bryson hereby pledges to Lender, and grants to Lender a continuing security interest in and lien on, all of Bryson’s membership interests in Company, whether now owned or hereafter acquired, all certificates and instruments representing them, all rights to distributions, profits, capital and voting, all rights under Company’s operating agreement, and all proceeds of the foregoing (the “Pledged Interests”, and together with the property described in Section 4(a), the “Collateral”). Bryson represents that the Pledged Interests constitute all of the issued and outstanding equity interests in Company and are uncertificated. Company, by its execution of this Note, acknowledges the pledge, agrees to register it on its books, and agrees to comply with instructions of Lender with respect to the Pledged Interests after an Event of Default without further consent of Bryson.

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(c) Priority. The security interests granted in this Section 4 are first priority security interests. Borrower shall not create, incur or permit to exist any other lien, security interest or encumbrance on any Collateral, except a lien in favor of a lender or bank to any Borrower that is granted concurrently with, and secures a loan or letter of credit the proceeds of which are applied to, the payment of the Obligations in full (a “Permitted Takeout Lien”).

(d) Perfection; Further Assurances. Borrower irrevocably authorizes Lender at any time to file in any jurisdiction financing statements and amendments describing the Collateral, including as “all assets of the debtor, whether now owned or hereafter acquired.” Borrower shall, at its sole cost and expense (including all filing fees, search fees, recording fees and similar charges), promptly execute, deliver and, where applicable, file or record all further instruments, financing statements, amendments, control agreements (including deposit account control agreements with respect to any account into which commissions attributable to the Business are paid), certificates, notices and documents, and take all further action, that Lender may request to perfect, preserve, protect and maintain Lender’s security interests and the priority thereof and to enable Lender to exercise its rights and remedies hereunder. Without limiting the foregoing, each Borrower shall cooperate fully with Lender in connection with any UCC filings, lien searches, intellectual property recordings and any other filings or registrations in any jurisdiction, and shall sign and deliver any document and pay any fee that Lender or any filing office requires in connection therewith, in each case within two (2) Business Days after Lender’s request.

(e) Attorney-in-Fact. Each Borrower irrevocably appoints Lender as its attorney-in-fact, which appointment is coupled with an interest, to execute and file any instrument necessary to perfect or preserve Lender’s security interests and, after an Event of Default, to endorse any instrument, collect any account, direct any carrier or account debtor to make payment to Lender, execute any transfer instrument with respect to the Pledged Interests, and take any other action Borrower is required to take under this Note, in each case in the name of Borrower.

(f) Release. Lender’s security interests terminate automatically upon indefeasible payment in full of the Obligations, and Lender shall file termination statements and return any certificates and powers within three (3) Business Days thereafter.

5. Interim Period. From the date of this Note until the Obligations are paid in full (the “Interim Period”):

(a) Operation. Lender shall direct the day-to-day operation of the Business and the Serviced Employees, and Section 2 of the Transition Services Agreement is modified accordingly. Lender shall have no liability to Borrower for the results of the Business during the Interim Period.

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(b) Revenue. During the Interim Period and prior to the Maturity Date, all commissions, fees and other revenue attributable to the Business shall be received and held by Company in the ordinary course, but Company shall not distribute, dividend, loan, transfer or otherwise pay out any such revenue (or any other funds) to Bryson or any Affiliate, and shall maintain all such revenue in Company’s existing deposit accounts for use solely in the operation of the Business. For the avoidance of doubt, revenue received by Company prior to the Maturity Date is not required to be remitted to Lender and is not credited against this Note, but remains subject to Lender’s security interest and to the restrictions in Section 5(c). Any revenue attributable to the Business received by Lender or its Affiliates during the Interim Period, including under Section 6.7 of the Purchase Agreement, shall be held by Lender as additional Collateral, and Lender’s obligation to remit it under Section 6.7 of the Purchase Agreement is suspended until the Obligations are paid in full, whereupon Lender shall remit it net of any amount applied under Section 5(e) or Section 8.

(c) Covenants. Company shall not deliver banking change, broker of record or appointment instructions to any carrier; sell, transfer, license, remove or encumber any Collateral other than in the ordinary course of business; change the name, telephone numbers, domain or premises of the Business; incur indebtedness for borrowed money other than a loan or letter of credit the proceeds of which are applied to pay the Obligations in full concurrently with its funding; issue any equity interest or admit any member; merge, consolidate or dissolve; declare, make or pay any distribution, dividend, return of capital, management fee or other payment to Bryson or any Affiliate; or change its state of organization, jurisdiction of formation, legal name, organizational structure or organizational identification number without Lender’s prior written consent. Bryson shall not transfer or encumber any Pledged Interest. Company shall maintain insurance on the Collateral consistent with the past practice of the Business. If the Obligations are not paid in full on or before the Maturity Date, Company shall, within five (5) Business Days after the Maturity Date, cause Lender to be named as loss payee and additional insured on all property, casualty and liability policies (including any errors and omissions policy, to the extent available) and shall deliver certificates of insurance evidencing such coverage to Lender promptly upon request. From and after the Maturity Date, all insurance proceeds with respect to the Collateral shall be paid to Lender and applied to the Obligations or, at Lender’s election, used to repair or replace the affected Collateral.

(d) Costs. Reimbursable Cost under the Transition Services Agreement and amounts payable under Section 10 of the Transition Services Agreement for the Interim Period remain obligations of Company.

(e) Payment from Profits After Maturity. If the Obligations are not paid in full on the Maturity Date, then, without extending the Maturity Date, curing any Event of Default or limiting any other right of Lender, Lender shall continue to direct the operation of the Business, Company shall remit all Net Profits to Lender, Lender may retain Net Profits from any revenue of the Business received by Lender or its Affiliates, and Lender shall apply all Net Profits to the Obligations until paid in full. “Net Profits” means, for each calendar month after the Maturity Date, all revenue of the Business for that month, less Reimbursable Cost, amounts payable under Section 10 of the Transition Services Agreement and other ordinary operating expenses of the Business for that month, in each case to the extent actually paid by Company. Net Profits shall be applied within fifteen (15) days after the end of each month, first to costs and expenses owing under this Note, then to interest at the Default Rate, and then to principal, and Lender shall deliver to Company a statement of revenue, expenses and application for each month. For the avoidance of doubt, from and after the Maturity Date, interest shall accrue on the unpaid Obligations at the Default Rate in accordance with Section 2, in addition to the application of Net Profits under this Section 5(e). Revenue for periods through the Maturity Date is governed by Section 5(b) and is not applied to the Obligations.

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(f) Books and Records; Reporting. Borrower shall (i) maintain complete and accurate books and records with respect to the Business, the Collateral and all revenue of the Business; (ii) permit Lender and its Representatives, upon reasonable notice during normal business hours, to inspect, audit and copy such books and records and to inspect the Collateral; and (iii) deliver to Lender, within five (5) Business Days after request, such financial and operating information concerning the Business and any Borrower as Lender may reasonably request, including bank statements for all accounts into which commissions attributable to the Business are deposited. This Section 5(f) survives payment of the Obligations with respect to any period during which the Obligations were outstanding.

(g) Deposit Account Control. Within five (5) Business Days after the date of this Note, Company shall execute and deliver a deposit account control agreement in form reasonably satisfactory to Lender with respect to each deposit account of Company into which commissions or other revenue attributable to the Business are paid. Until each such agreement is in effect, Company shall not change the depository bank for any such account without Lender’s prior written consent.

6. Representations. Each Borrower represents and warrants to Lender that: (i) it has full power and authority to execute, deliver and perform this Note, and this Note is its legal, valid and binding obligation, enforceable in accordance with its terms, subject to bankruptcy and similar laws and equitable principles; (ii) the execution, delivery and performance of this Note and the grant of the security interests hereunder do not violate or conflict with any law, any organizational document of Company, or any agreement binding on it, and no Borrower is party to any agreement, including any loan agreement, commitment or term sheet with Skyline Investors I, LP, that prohibits or restricts the grant of the security interests hereunder or the payment of this Note; (iii) Company and Bryson own the Collateral free of any lien, and no financing statement naming Company or Bryson as debtor is on file in any jurisdiction; (iv) Company’s exact legal name is Altruis Benefit Management, LLC, it is organized solely under the laws of the State of Delaware, its organizational identification number is 10772432, and its chief executive office is at the address set forth above; (v) Bryson owns all of the equity interests in Company; (vi) no litigation or proceeding is pending or threatened against any Borrower that could materially affect its ability to perform this Note; and (vii) this Note is a commercial obligation arising from the purchase of a business, and no part of it is incurred for personal, family or household purposes.

7. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(i) Borrower fails to pay any amount due under this Note on the date due, including on the Maturity Date or under Section 3(c);

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(ii) any Borrower fails to keep, observe or perform any other covenant or agreement under this Note or the Letter Agreement;

(iii) any representation or warranty made by any Borrower in this Note or the Letter Agreement is false or misleading in any material respect when made;

(iv) any Borrower makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, becomes the subject of a voluntary petition in bankruptcy or insolvency, or becomes the subject of an involuntary petition or proceeding that is not dismissed within thirty (30) days, or a receiver, trustee, custodian or similar officer is appointed for any Borrower or any substantial part of its property;

(v) any lien other than Lender’s attaches to any Collateral, or any judgment, attachment or levy in excess of $50,000 is entered or made against any Borrower and is not discharged within ten (10) days;

(vi) any default or event of default occurs under any loan agreement or other agreement with Skyline Investors I, LP or any other lender to Company, or any such lender commences the exercise of remedies against any Collateral;

(vii) Company ceases to conduct the Business in the ordinary course, or any direct or indirect transfer of any equity interest in Company occurs without Lender’s prior written consent;

(viii) any Borrower breaches any covenant, agreement or obligation under the Purchase Agreement, the Transition Services Agreement or any other Ancillary Document, including any breach of Section 2.10 of the Purchase Agreement (earnout protections) or Section 6.7 of the Purchase Agreement (receivables), which breach is not cured within five (5) days after written notice from Lender; or

(ix) any Borrower repudiates, or contests the validity or enforceability of, this Note or any security interest hereunder, or any security interest hereunder ceases to be valid and perfected with the priority provided in Section 4(c).

8. Remedies Upon Default. Upon the occurrence of an Event of Default, Lender may, at its option, declare the entire unpaid principal balance of this Note, together with all other sums due hereunder, immediately due and payable without notice or demand (and such amounts shall become immediately due and payable automatically upon any Event of Default under Section 7(iv)), and Lender shall have all rights and remedies available at law or in equity and all rights and remedies of a secured party under the Uniform Commercial Code, including the right to take possession of the Collateral; to notify carriers and account debtors to make payment directly to Lender and to collect and apply all commission receivables; to vote, receive distributions on and transfer the Pledged Interests; and to sell any Collateral at public or private sale on ten (10) days’ notice, which Borrower agrees is commercially reasonable. Borrower acknowledges that a private sale of the Pledged Interests to a limited group of purchasers may be the only practicable method of sale and agrees that such a sale is commercially reasonable. Lender may also exercise its rights under Section 3 of the Letter Agreement, and may set off against the Obligations any amount owing at any time by Lender or any of its Affiliates to any Borrower under the Purchase Agreement, the Transition Services Agreement or otherwise. Proceeds of the Collateral shall be applied first to the costs of enforcement, then to the Obligations, and then to Borrower or as a court directs. All rights and remedies of Lender are cumulative, and no delay or omission by Lender in exercising any right is a waiver of it.

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9. Joint and Several Liability; Guaranty. The obligations of Company and Bryson under this Note are joint and several, and each of them is a primary obligor and not a surety. Without limiting the foregoing, Bryson absolutely, unconditionally and irrevocably guarantees to Lender the full and punctual payment and performance of the Obligations when due, as a guaranty of payment and not of collection, and Lender may proceed against either of them without first proceeding against Company or any Collateral. Each Borrower waives, to the fullest extent permitted by law, all suretyship defenses and defenses in the nature thereof, including any defense based on any impairment of collateral, any release of or indulgence to any other Borrower, any election of remedies by Lender, or any impairment of rights of subrogation or reimbursement, and Bryson waives all rights and defenses under California Civil Code Sections 2787 through 2855, 2899 and 3433 and any similar law of any jurisdiction. No Borrower shall exercise any right of subrogation, contribution, reimbursement or indemnity against any other Borrower until the Obligations are indefeasibly paid in full. The liability of each Borrower is reinstated if any payment on this Note is rescinded or must be returned.

10. Waivers. Borrower waives diligence, demand, presentment, notice of non-payment, notice of dishonor, protest, notice of intent to accelerate and notice of acceleration, and assents to extensions of the time of payment, surrender or substitution of security, release of any party, or forbearance or other indulgence, without notice. Borrower waives the benefit of any statute of limitations and of any moratorium, appraisement, valuation, exemption or homestead law, to the fullest extent permitted by law. BORROWER AND LENDER EACH HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS NOTE OR THE COLLATERAL. BORROWER ALSO WAIVES (I) THE RIGHT TO INTERPOSE ANY SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (OTHER THAN MANDATORY OR COMPULSORY COUNTERCLAIMS), (II) ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE, AND (III) ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

11. Governing Law; Jurisdiction. (a) This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles. (b) Each Borrower hereby submits to the non-exclusive jurisdiction of the courts of the State of New Jersey located in Monmouth County, the United States District Court for the District of New Jersey, the courts of the State of Michigan located in Oakland County, the United States District Court for the Eastern District of Michigan, and the state and federal courts located in the State of Delaware, and consents to service of process by certified mail or overnight courier to its address set forth above. Section 8.10 of the Purchase Agreement does not apply to this Note. Nothing in this Note limits Lender’s right to bring any action against any Borrower or any Collateral in any other jurisdiction.

12. Legal Fees and Costs. (a) Borrower shall pay all costs and expenses incurred by Lender in connection with the enforcement, collection, preservation or protection of Lender’s rights under this Note, the Letter Agreement or the security interests hereunder, including in any bankruptcy or insolvency proceeding, workout, restructuring, foreclosure or other action, whether or not suit is instituted, including all reasonable attorneys’ fees and disbursements, court costs, filing fees, service fees, title and lien search charges, UCC filing and termination fees and all other out-of-pocket expenses. (b) Borrower shall also pay all reasonable legal fees, costs and expenses incurred by Lender in connection with the preparation, negotiation, execution and delivery of this Note and the Letter Agreement, including the fees and disbursements of Lender’s counsel, Zarif Law Group P.C., and all filing and search fees. All amounts payable under this Section 12 shall be added to the principal balance of this Note, shall bear interest at the Default Rate from the later of the date incurred and the Maturity Date, and shall be due and payable on the Maturity Date or upon demand, whichever is earlier.

13. Miscellaneous. (a) If any provision of this Note is construed to be illegal, invalid, void or unenforceable, this shall not affect any other provision of this Note, which shall remain in full force and effect. (b) Notwithstanding any other provision of this Note, Borrower shall not be required to pay, and Lender shall not collect, interest in excess of the maximum rate permitted by applicable law, and any excess shall be applied to principal or refunded. This Note evidences the loan or use of money in an amount exceeding $100,000, the repayment of which is not secured by a mortgage against the principal residence of any Borrower, within the meaning of 6 Del. C. § 2301(c). (c) This Note may not be modified, amended or waived except by written agreement signed by Lender and, in the case of an amendment, Borrower. (d) All notices under this Note shall be in writing and shall be deemed given when delivered personally, by email with confirmation of transmission, by overnight courier, or by certified mail, return receipt requested, to the addresses set forth above, with a copy of any notice to Lender to Zarif Law Group P.C., Attention: David C. Faham, dfaham@zariflg.com. (e) Lender may assign this Note and the security interests hereunder, in whole or in part, to Reliance Global Group, Inc. or any other person without the consent of Borrower. No Borrower may assign any of its obligations. This Note binds each Borrower and its successors, assigns, heirs, estate and personal representatives. (f) Time is of the essence. (g) Upon receipt of evidence reasonably satisfactory to Borrower of the loss, theft or destruction of this Note, Borrower shall deliver a replacement note of like tenor. (h) This Note may be executed in counterparts and by electronic signature, each of which is an original. (i) Each Borrower acknowledges that it has read this Note and has had the opportunity to consult counsel of its choosing.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Secured Promissory Note as of the date first above written.

BORROWER:

ALTRUIS BENEFIT MANAGEMENT, LLC

By:	/s/ Trent D. Bryson
Name:	Trent D. Bryson
Title:	CEO

TRENT D. BRYSON, individually

ACCEPTED:

ALTRUIS BENEFIT CONSULTANTS, INC.

By:	/s/ Ezra S. Beyman
Name:	Ezra S. Beyman
Title:	Authorized Signatory

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